                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  August 31, 1996



                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP
             (Exact name of registrant as specified in its charter)



   Michigan                         0-21223                38-3273911
(State or other                   (Commission            (IRS Employer
jurisdiction of                    File No.)            Identification No.)
incorporation)


                    4295 Okemos Road, Okemos, Michigan 48864
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (517) 349-6500



                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

  Effective August 31, 1996, the registrant ("Holding Company") acquired all of the outstanding capital stock of PICOM Insurance Company, a Michigan stock insurance corporation ("PICOM").

  PICOM was incorporated under the laws of the State of Michigan in 1980 and is licensed as a property and casualty insurer in Michigan, Illinois, Indiana, Iowa, Ohio and Pennsylvania. The principal product currently offered by PICOM is professional liability insurance for providers of health care services in Michigan, Illinois and Indiana.

  PICOM has six wholly-owned subsidiaries: PICOM Insurance Agency ("PIA"), PICOM Claims Services Corporation ("PCSC"), PICOM Financial Services Corporation ("PFSC"), PICOM Insurance Company of Illinois ("PICOM-Illinois"),
R. Hardy & Associates, Inc. ("R. Hardy"), and American Insurance Management Corporation ("AIMC"). PIA is an inactive Michigan insurance agency incorporated under the laws of the State of Michigan on March 31, 1981. PCSC provides claims management services on a fee for service basis and was incorporated under the laws of the State of Michigan on December 10, 1985.
PFSC is an inactive business corporation incorporated under the laws of the State of Michigan on May 29, 1986. PICOM-Illinois is a stock, property and casualty insurer incorporated under the laws of the State of Illinois on December 5, 1994. PICOM-Illinois provides medical malpractice insurance to physicians and clinics in the State of Illinois. R. Hardy is an inactive Illinois insurance agency incorporated under the laws of the State of Illinois on December 22, 1994. Prior to its acquisition by PICOM, R. Hardy served as an agent for, and received certain insurance commissions from, PICOM-Illinois. PICOM-Illinois ceased paying such commissions to R. Hardy as of January 1, 1996. AIMC is an Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange.

  Holding Company's acquisition of PICOM was consummated pursuant to (i) the Reorganization Agreement dated May 13, 1996 (the "Reorganization Agreement") executed by and among PICOM, Holding Company, and PICOM Interim Insurance Company, a Michigan stock insurance company and wholly-owned subsidiary of Holding Company ("INSCO"), and (ii) the Agreement and Plan of Merger dated May 13, 1996 among PICOM, Holding Company and INSCO. Following consummation of the merger of INSCO with and into PICOM, INSCO ceased to exist and PICOM, as the surviving corporation in the Merger, became a wholly-owned subsidiary of Holding Company. In addition, each issued and outstanding share of common stock of PICOM was converted into one share of common stock of Holding Company.

  In connection with the transactions contemplated by the Reorganization Agreement and the Plan of Merger, PICOM loaned

$1,500,000 to Holding Company for the purpose of enabling Holding Company to form and capitalize INSCO in accordance with the Michigan Insurance Code of 1956, as amended (the "Michigan Insurance Code"). Holding Company invested all of that sum in INSCO in exchange for all of the issued and outstanding shares of capital stock of INSCO. INSCO invested the $1,500,000 in United States government obligations with maturities of less than one year (the "INSCO Investment"). The loan from PICOM to Holding Company was evidenced by a short-term, non-renewable, interest bearing promissory note having a stated principal amount of $1,500,000 and a stated maturity date (the "Note"). The Note was secured by a pledge of all of the issued and outstanding shares of INSCO. Interest on the Note accrued at a rate equivalent to the rate of interest paid on the INSCO Investment. Upon consummation of the Merger, the INSCO Investment, and all interest accrued thereon, became the property of PICOM. Following consummation of the Merger, PICOM declared and paid to Holding Company certain cash dividends. One of these dividends was in the amount of $2,000,000 and will be used primarily to pay certain anticipated operating costs of Holding Company, such as legal and accounting costs, investment banking fees and expenses, and directors fees. (It is anticipated that the proceeds of this dividend will be reinvested by Holding Company until so expended.) The other dividend was in an amount equal to the amount then outstanding under the Note, and Holding Company repaid the proceeds of such dividend to PICOM in full satisfaction of the Note. It is to be noted that on April 12, 1996 the Financial Analysis Division of the Michigan Insurance Bureau determined (i) that the $1,500,000 loan from PICOM to Holding Company was not material, (ii) that such post-Merger dividends were not extraordinary, and (iii) that neither such loan nor such post-Merger dividends required the prior approval of the Michigan Insurance Commissioner.

  Prior to the consummation of the Merger, the Board of Directors of Holding Company (the "Holding Company Board") was expanded and now consists of ten directors who are divided into three classes as follows:

   Name                      Class   Term Expiring
   ----                      -----   -------------
  Victor T. Adamo, Esq., CPCU   I       1997
  John F. McCaffery             I       1997
  Isaac J. Powell, M.D.         I       1997

  John F. Dodge, Jr., Esq.      II      1998
  H. Harvey Gass, M.D.          II      1998
  Ann F. Putallaz, Ph.D         II      1998

  Jerry D. Campbell             III     1999
  W. Peter McCabe, M.D.         III     1999
  Donald S. Young, Esq.         III     1999
  William H. Woodhams, M.D.     III     1999

  In connection with the consummation of the Merger, the following committees of the Holding Company Board were established: (i) an Executive Committee (the "Holding Company Executive Committee"), (ii) an Audit Committee (the "Holding Company Audit Committee"), and (iii) a Compensation Committee (the "Holding Company Compensation Committee"). The members of the Holding Company Executive Committee are W. Peter McCabe, M.D. (Chairman), Victor T. Adamo, Esq., CPCU, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D. and Donald S. Young, Esq. The members of the Holding Company Audit Committee are Isaac J. Powell, M.D. (Chairman), William H. Woodhams, M.D., Donald S. Young, Esq. and W. Peter McCabe, M.D. (ex officio). The members of the Holding Company Compensation Committee are H. Harvey Gass, M.D. (Chairman), Jerry D. Campbell, John F. Dodge, Jr., Esq., John F. McCaffery, and W. Peter McCabe, M.D. (ex officio).

  The Holding Company Executive Committee is authorized to exercise the powers and authority of the Holding Company Board in the management and affairs of Holding Company, if the Holding Company Board is not meeting, except as limited by the Michigan Business Corporation Act, as amended, and the First Amended and Restated Articles of Incorporation and Bylaws of Holding Company. The Holding Company Audit Committee is authorized to confer with the auditors and financial officers of Holding Company and its subsidiaries, review reports submitted by the auditors, establish or review, and monitor compliance with, codes of conduct of Holding Company and its subsidiaries, inquire about procedures for compliance with laws and regulations relating to the management of Holding Company and its subsidiaries, and report and make recommendations to the Holding Company Board. The Holding Company Compensation Committee is responsible for recommending to the Holding Company Board policies and levels of compensation with respect to compensation and benefits of all executive officers of Holding Company and all key employees of Holding Company and its subsidiaries. Except as otherwise described in the applicable plan document, the Holding Company Compensation Committee will also serve as the administrative committee under Holding Company's 1996 Long Term Stock Incentive Plan and Holding Company's 1996 Non-Employee Directors Stock Option Plan, and will be responsible for administering such plans, including designating employees to be granted options, prescribing the terms and conditions of options granted under the plans, interpreting the plans and making all other determinations deemed necessary for the administration of the plans.

  The officers of Holding Company are W. Peter McCabe, M.D. (Chairman), Victor
T. Adamo, Esq., CPCU (President and Chief Executive Officer), R. Kevin Clinton, FCAS, MAAA (Vice President, Treasurer and Chief Financial Officer), and Annette E. Flood, Esq., R.N. (Secretary).

  As indicated above, upon consummation of the Merger, INSCO was merged with and into PICOM, with PICOM being the surviving insurance corporation. PICOM, as the surviving insurance corporation, will operate with PICOM's current directors and executive officers. The directors of PICOM are Victor T. Adamo, Esq., CPCU, John F. Dodge, Jr., Esq., H. Harvey Gass, M.D., David W. Heeke, D.D.S., Richard P. Horsch, M.D., W. Peter McCabe, M.D., Robert E. Paxton, M.D., Isaac J. Powell, M.D., Sharon S. Smith, M.D., and William H. Woodhams, M.D. The executive officers of PICOM are Victor T. Adamo, Esq., CPCU (President and Chief Executive Officer), John O. Bashant (Vice President, Marketing & Sales), R. Kevin Clinton, FCAS, MAAA (Vice President, Chief Financial Officer, Actuary), Annette E. Flood, Esq., RN (Vice President, Corporate Secretary, Legal Counsel), Darryl K. Thomas, Esq. (Vice President, Claims).

  It is currently anticipated that Holding Company's 1997 Annual Meeting of Shareholders will be held on or about June 4, 1997. Any Holding Company shareholder who wishes to submit a proposal for presentation to such annual meeting, and for inclusion, if appropriate, in Holding Company's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Securities and Exchange Commission (the "Commission") then in effect and the First Amended and Restated Articles of Incorporation and the Bylaws of Holding Company and must submit such proposal to the Secretary of Holding Company at the principal office of Holding Company. Any non-binding shareholder proposal submitted pursuant to Rule 14a-8 of the Commission's rules and regulations must be received by the Secretary of Holding Company a reasonable time before the solicitation of proxies for such annual meeting is made. (Holding Company will consider a non-binding shareholder proposal submitted pursuant to said Rule 14a-8 to have been received a reasonable time before any such solicitation if such proposal was received at least sixty days prior to the commencement of such solicitation.) Under Holding Company's First Amended and Restated Articles of Incorporation, all other shareholder proposals must be delivered to and received at Holding Company's principal executive offices not later than February 1, 1997.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)  Financial Statements of Business Acquired.

  Filed herewith are the financial statements of PICOM Insurance Company that follow:

Independent Auditors' Report -- KPMG Peat Marwick LLP . . . . . . . . FS-1
Independent Auditors' Report -- Coopers & Lybrand LLP . . . . . . . . FS-2
Consolidated Balance Sheets as of December 31, 1995 and 1994  . . . . FS-3
Consolidated Statements of Income for the Years Ended
  December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . . . . FS-4
Consolidated Statements of Shareholders' Equity for the
  Years Ended December 31 1995, 1994 and 1993 . . . . . . . . . . . . FS-5

Consolidated Statements of Cash Flows for the Years
  Ended December 31 1995, 1994 and 1993 . . . . . . . . . FS-6
Notes to Consolidated Financial Statements for the years
  ended December 31, 1995, 1994 and 1993. . . . . . . . . FS-7
Condensed Consolidated Balance Sheets as of June 30, 1996
  (unaudited) and December 31, 1995 . . . . . . . . . .  FS-27
Condensed Consolidated Statements of Income for
  the Six Months Ended June 30, 1996 and 1995
  (unaudited) . . . . . . . . . . . . . . . . . . . . .  FS-28
Condensed Consolidated Statements of Shareholders'
  Equity for the Six Months Ended June 30, 1996
  and 1995 (unaudited)  . . . . . . . . . . . . . . . .  FS-29
Condensed Consolidated Statements of Cash Flows for the
  Six Months Ended June 30, 1996 and 1995 (unaudited) . FS-30 Notes to Condensed Consolidated Financial Statements for
  the Six Months Ended June 30, 1996 and 1995
  (unaudited), and December 31, 1995  . . . . . . . . .  FS-31

         (b)     Pro Forma Financial Information.

         The Merger will be accounted for in a manner similar to a pooling of interests, and Holding Company will carry forward to its accounts the assets and liabilities of PICOM at their respective amounts as reported by PICOM. Moreover, because Holding Company did not exist for the periods that would normally be presented and its assets are insignificant in comparison to the assets of PICOM, the Merger did not result in a material change to either the consolidated balance sheets or the consolidated statements of income of PICOM. Accordingly, and in reliance on Rule 11-02(b)(1) of Regulation S-X, no pro forma consolidated financial information for Holding Company and PICOM is provided.

         (c)     Exhibits.

                Item 601
             Regulation S-K
           Exhibit Reference
                Number                   Exhibit Description
           -----------------             -------------------
                 (27)                     Financial Data Schedule of
                                          PICOM Insurance Company.*

           -----------------
           *Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                  PROFESSIONALS INSURANCE COMPANY
                                   MANAGEMENT GROUP



Date:  September 12, 1996         By  /s/ Victor T. Adamo
                                     -------------------------------------------
                                          Victor T. Adamo
                                          Its President and Chief
                                              Executive Officer

                          Independent Auditors' Report



The Board of Directors and Shareholders
Professionals Insurance Company Management Group:


We have audited the accompanying consolidated balance sheet of PICOM Insurance Company and subsidiaries as of December 31, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PICOM Insurance Company and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in notes 1 and 7 to the consolidated financial statements, the Company changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves in 1995.


                                                         KPMG Peat Marwick LLP


East Lansing, Michigan
February 20, 1996

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of PICOM Insurance Company and Subsidiaries

We have audited the accompanying consolidated balance sheet of PICOM Insurance Company and Subsidiaries as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and cash flows for the years December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PICOM Insurance Company and Subsidiaries as of December 31, 1994, and the consolidated results of its operations and its cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for certain investments in 1993. As described in Note 7 to the consolidated financial statements, the Company changed the discount rate used in recording loss and loss adjustment expense reserves in 1993. The effect of changing the discount rate, which was previously presented as a change in accounting principle, has been reclassified and presented as a change in estimate.



                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
February 17, 1995

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                          Consolidated Balance Sheets



                                                                                                           December 31,
                                                                                                       -------------------
                        Assets                                                                         1995           1994
                        ------                                                                         ----           ----

                                                                                            (In thousands, except share data)


Investments (note 2):
  Fixed maturities:
    Available for sale, at market value (amortized cost:  $257,129 and $125,554)                    $259,979        114,433
    Held to maturity, at amortized cost (market value of $87,259)                                          -         92,644
  Equity securities available for sale, at market value (cost:  $2,608 and $152)                       2,641            163
  Equity security, at equity value                                                                         -          1,901
  Short-term investments, at cost                                                                     17,512         40,347
  Real estate, at cost, net of accumulated depreciation of $49 and $29 in 1995 and
    1994, respectively                                                                                   475            491
                                                                                                    --------        -------
                Total investments                                                                    280,607        249,979
Cash                                                                                                   1,279            940
Premiums due from policyholders                                                                        7,618          8,176
Amounts due from reinsurers (note 3)                                                                  12,264          3,455
Accrued investment income                                                                              3,612          2,997
Prepaid reinsurance premiums (note 3)                                                                     76            978
Deferred federal income taxes (note 4)                                                                18,264         28,257
Property and equipment, net of accumulated depreciation and amortization (note 5)                      2,341          2,032
Deferred policy acquisition costs (note 6)                                                             1,092          1,112
Other assets (note 12)                                                                                 3,559              -
                                                                                                    --------        -------
                Total assets                                                                        $330,712        297,926
                                                                                                    ========        =======
                      Liabilities and Shareholders' Equity
                      ------------------------------------

Liabilities:
    Loss and loss adjustment expense reserves (note 7)                                              $199,605        188,544
    Reserve for extended reporting period claims                                                      14,082         12,738
    Unearned premiums                                                                                 23,122         24,557
    Drafts outstanding                                                                                 3,445          3,463
    Payable for securities                                                                             3,205              -
    Balance due on purchased book of business (note 12)                                                2,694              -
    Accrued expenses and other liabilities                                                             6,148          5,482
                                                                                                    --------        -------
                Total liabilities                                                                    252,301        234,784
                                                                                                    --------        -------
Shareholders' equity (notes 9 and 10):
    Common stock, $1 par value; 10,000,000 shares authorized; 3,238,959 shares
      issued and outstanding, including shares in treasury                                             3,239          3,239
    Additional paid-in capital                                                                         8,417          8,181
    Retained earnings                                                                                 66,994         59,053
    Net unrealized appreciation (depreciation) on investments, net of deferred federal income tax expense (benefit) of $963 and ($3,777) in 1995 and 1994,
      respectively                                                                                     1,882         (7,331)
                                                                                                    --------         ------
                                                                                                      80,532         63,142
  Less cost of common stock in treasury; 123,244 shares in 1995 (note 2)                              (2,121)             -
                                                                                                    --------        -------
                Total shareholders' equity                                                            78,411         63,142
                                                                                                    --------        -------
Commitments and contingencies (notes 3 and 12)

                Total liabilities and shareholders' equity                                          $330,712        297,926
                                                                                                    ========        =======


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                       Consolidated Statements of Income


                                                                                     Years Ended December 31,
                                                                         ---------------------------------------------------
                                                                              1995               1994               1993
                                                                         -------------      -------------      -------------
                                                                                (In thousands, except per-share data)
Revenues and other income:
  Premiums written                                                           $ 67,727             51,110             50,514
  Premiums ceded                                                              (12,576)            (2,332)            (2,337)
                                                                         ------------       ------------       ------------
                Net premiums written                                           55,151             48,778             48,177
  Decrease (increase) in unearned premiums, net of prepaid
  reinsurance premiums                                                            533               (288)                15
                                                                         ------------       ------------       ------------
                Premiums earned                                                55,684             48,490             48,192
  Investment income, net of expenses (note 2)                                  14,729             13,379             12,363
  Net realized investment gains (losses) (note 2)                                  (6)            (2,006)             6,916
  Other                                                                           165                  4                  5
                                                                         ------------       ------------       ------------
                Total revenues and other income                                70,572             59,867             67,476
                                                                         ------------       ------------       ------------
Expenses:
  Losses and loss adjustment expenses, net (note 7)                            35,558             44,853             44,585
  Increase in reserve for extended reporting period claims                      1,344                500                752
  Policy acquisition and other underwriting expenses                            9,328              7,316              7,438
                                                                         ------------       ------------       ------------
                Total expenses                                                 46,230             52,669             52,775
                                                                         ------------       ------------       ------------
                Income from operations before equity in earnings
                  of affiliate, federal income taxes, and cumulative
                  effect of change in accounting method                        24,342              7,198             14,701

Equity in earnings of affiliate                                                     -                612                145
                                                                         ------------       ------------       ------------

                Income before federal income taxes and cumulative
                  effect of change  in accounting method                       24,342              7,810             14,846

Federal income taxes (note 4)                                                  (8,276)            (2,656)            (4,980)
                                                                         ------------       ------------       ------------

                Income before cumulative effect of change in
                  accounting method                                            16,066              5,154              9,866

Cumulative effect of change in accounting method (note 7):
  Elimination of loss and loss adjustment expense reserve
    discount, net of deferred federal income tax benefit of $4,185             (8,125)                 -                  -
                                                                         ------------       ------------       ------------

                Net income (note 10)                                         $  7,941              5,154              9,866
                                                                         ============       ============       ============
Net income per common share:
  Income before cumulative effect of change in accounting method             $   5.16               1.59               3.05
  Cumulative effect of change in accounting method                              (2.61)                 -                  -
                                                                         ------------       ------------       ------------

                Net income per common share                                  $   2.55               1.59               3.05
                                                                         ============       ============       ============

Pro forma amounts, assuming the elimination of loss and loss adjustment expense reserve discounting is applied retroactively:
  Net income                                                                 $ 16,066              5,356             12,475
                                                                         ============       ============       ============

Net income per common share                                                  $   5.16               1.65               3.85
                                                                         ============       ============       ============
Weighted average shares outstanding (note 9)                                3,114,735          3,238,959          3,238,959
                                                                         ============       ============       ============


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                Consolidated Statements of Shareholders' Equity
                 Years ended December 31, 1995, 1994, and 1993




                                                                                         Net Unrealized
                                                                                           Appreciation
                                 Common Stock                                             (Depreciation)
                        ------------------------------------                              on Investments,    Cost of
                               Shares                             Additional              Net of Deferred    Common     Total
                        --------------------------                 Paid-in    Retained    Federal Income    Stock in  Shareholders'
                        Issued         In Treasury    Amount       Capital    Earnings     Tax Effect       Treasury    Equity
                        ------         -----------    ------       -------    --------    ---------------   --------  -------------
                                                                                 (In thousands, except share data)
Balances, December
31, 1992                 2,678,701            -        $2,679         818       51,987          (510)            -        54,974
Net income                       -            -             -           -        9,866             -             -         9,866
Issuance of 10%
  stock dividend           266,835            -           267       3,402       (3,683)            -             -           (14)
Net appreciation on
  debt and equity
  securities                     -            -             -           -            -            13             -            13
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances, December
  31, 1993               2,945,536            -         2,946       4,220       58,170          (497)            -        64,839
Net income                       -            -             -           -        5,154             -             -         5,154
Issuance of 10%
  stock dividend           293,423            -           293       3,961       (4,271)            -             -           (17)
Net depreciation on
  debt and equity
  securities                     -            -             -           -            -        (6,834)            -        (6,834)
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances, December
  31, 1994               3,238,959            -         3,239       8,181       59,053        (7,331)            -        63,142
Net income                       -            -             -           -        7,941             -             -         7,941
Purchase of
  treasury shares, at
  cost (note 9)                  -      254,823             -           -            -             -        (4,385)       (4,385)
Sale of treasury
  shares (note 2)                -     (131,579)            -         236            -             -         2,264         2,500
Net appreciation on
  debt securities
  transferred from
  held-to-maturity
  classification
  (note 2)                       -            -             -           -            -           511             -           511
Net appreciation on
  debt and equity
  securities                     -            -             -           -            -         8,702             -         8,702
                         ---------     --------        ------       -----       ------        ------        ------        ------
Balances,
   December 31, 1995
                         3,238,959     123,344         $3,239       8,417       66,994         1,882        (2,121)       78,411
                         =========     ========        ======       =====       ======        ======        ======        ======


       See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows

                                                                                    Years Ended December 31,
                                                                           -----------------------------------------
                                                                           1995             1994                1993
                                                                           ----             ----                ----
                                                                                        (In thousands)

Cash flows from operating activities:
  Net income                                                              $  7,941            5,154              9,866
  Adjustments to reconcile net income to net cash
        provided by operating activities:
    Depreciation and amortization                                            1,056            2,256              1,670
    Undistributed equity in earnings of affiliate                                -             (612)              (145)
    Realized (gains) losses on investments                                       6            2,006             (6,916)
    Proceeds from sale or maturity of trading securities                         -                -            461,625
    Purchases of trading securities                                              -                -           (417,565)
    Deferred federal income taxes                                            5,250            2,306              4,505
    Changes in assets and liabilities:
      Premiums due from policyholders                                          558              185               (198)
      Amounts due from reinsurers                                           (8,809)             346             (1,841)
      Accrued investment income                                               (615)            (443)              (150)
      Prepaid reinsurance premiums                                             902               77                (57)
      Deferred policy acquisition costs                                         20              (84)              (122)
      Other assets                                                            (331)               -                  -
      Loss and loss adjustment expense reserves                             11,061           (2,677)             6,463
      Reserve for extended reporting period claims                           1,344              500                752
      Unearned premiums                                                     (1,435)             210                 42
      Drafts outstanding                                                       (18)             388               (387)
      Accrued expenses and other liabilities                                   667              104                 74
                                                                          --------         --------           --------
                Net cash provided by operating activities                   17,597            9,716             57,616
                                                                          --------         --------           --------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term investments                 658,437          239,905            349,449
  Purchases of short-term investments                                     (634,287)        (231,308)          (357,549)
  Proceeds from maturity of securities available for sale                   43,847            9,265                  -
  Proceeds from sale of securities available for sale                      115,684           70,518                  -
  Purchases of securities available for sale                              (216,175)         (88,189)                 -
  Proceeds from maturity of securities held to maturity                     27,686           29,180             19,011
  Proceeds from sale of securities held to maturity                            758            1,455                  -
  Purchases of securities held to maturity                                 (12,861)         (40,852)           (67,014)
  Payable for securities                                                     3,205                -                  -
  Purchases of property and equipment                                         (774)            (224)              (926)
  Payment on liability for purchased book of business                         (893)               -                  -
                                                                          --------         --------           --------
                Net cash used in investing activities                      (15,373)         (10,250)           (57,029)
                                                                          --------         --------           --------
Cash flows from financing activities:
  Purchase of treasury shares                                               (4,385)               -                  -
  Sale of treasury shares                                                    2,500                -                  -
  Cash paid in lieu of fractional shares                                         -              (16)               (14)
                                                                          --------         --------           --------
                Net cash used in financing activities                       (1,885)             (16)               (14)
                                                                          --------         --------           --------
Net increase (decrease) in cash                                                339             (550)               573
Cash, beginning of year                                                        940            1,490                917
                                                                          --------         --------           --------
Cash, end of year                                                         $  1,279              940              1,490
                                                                          ========         ========           ========
Supplemental disclosure of cash flow information -
  federal income taxes paid (recovered)                                   $   (159)             350                385
Supplemental schedule of noncash investing activities -
    purchase of book of business (note 12):
  Intangible assets acquired                                              $ (3,587)               -                  -
  Amount due                                                                 3,587                -                  -


See accompanying notes to the consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                       December 31, 1995, 1994, and 1993



(1)  Organization and Significant Accounting Policies

     (a)  General

          PICOM Insurance Company (the Company), formerly Physicians Insurance Company of Michigan, is a Michigan-domiciled property and casualty insurance company providing professional liability insurance for physicians, surgeons, dentists, hospitals, other health care providers, and lawyers and law firms in the State of Michigan. In addition to Michigan, the Company is also licensed in Illinois, Indiana, and Ohio.

          The term "PICOM" as used herein refers to all entities within the consolidated group.

          Following is a description of the more significant risks facing property/casualty insurers and how PICOM mitigates those risks:

          Legal/Regulatory Risk is the risk that the legal or regulatory environment in which an insurer operates will change and create additional loss costs or expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits, or new legal theories, may create costs for the insurer beyond those recorded in the financial statements. PICOM mitigates this risk through underwriting and loss adjusting practices which identify and minimize the adverse impact of this risk.

          Credit Risk is the risk that issuers of securities owned by PICOM will default, or other parties, including reinsurers which owe PICOM money, will not pay. Also, PICOM writes a significant amount of business under which policyholders reimburse PICOM for policy deductibles. PICOM minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and credit and collection policies, and by providing for any amounts deemed uncollectible.

          Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an insurer's investments. PICOM mitigates this risk by attempting to match the maturity schedule of its assets with the expected payout of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and recognize a gain or loss. At December 31, 1995, the estimated market value of PICOM's bond portfolio was greater than its amortized costs.

     (b)  Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and the following subsidiaries:

          PICOM Insurance Company of Illinois (PICOM-Illinois), a wholly owned subsidiary of the Company, is an Illinois-domiciled property and casualty insurance company providing professional liability insurance for physicians and surgeons in the State of Illinois. PICOM-Illinois was formed in December 1994 to write the book of business purchased effective January 1, 1995 (see note 12).

          PICOM Claims Services Corporation (Claims Services), a wholly owned subsidiary of the Company, provides claims processing services to a nonaffiliated professional liability company.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (b)  Principles of Consolidation, Continued

          PICOM Financial Services Corporation, a wholly owned subsidiary of the Company, is an inactive financial services company.

          PICOM Insurance Agency, a wholly owned subsidiary of the Company, is an inactive insurance agency.

          All significant intercompany transactions and balances have been eliminated in consolidation.

     (c)  Basis of Presentation

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which vary in certain respects from statutory accounting followed in reporting to insurance regulatory authorities (see note 10 for effects of such differences). In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the balance sheets, and revenues and expenses for the periods then ended. Actual results may differ from those estimates. Material estimates that are susceptible to significant change in the near term relate to the determination of the loss and loss adjustment expense reserves and the recoverability of deferred federal income tax assets.

     (d)  Investments

          Effective December 31, 1993, PICOM adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS No. 115, investment securities are classified upon acquisition into one of three categories: trading, available-for-sale, or held-to-maturity. The adoption of SFAS No. 115 had no impact on earnings for the year ended December 31, 1993.

          Trading securities are bought and held principally for the purpose of selling them in the near term. PICOM held no trading securities in either 1995 or 1994. Held-to-maturity securities are those securities PICOM has the positive intent and ability to hold until maturity. All other securities are classified as available-for-sale and are those securities that would be available to be sold in response to PICOM's liquidity needs, changes in market interest rates, and asset-liability management strategies, among others.

          Trading and available-for-sale securities are recorded at market value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts, respectively. Unrealized gains and losses on trading securities are recognized in income, whereas unrealized gains and losses, net of the related income tax effect, on available-for-sale securities are excluded from income and reported as a separate component of shareholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized gains and losses associated with transfers of securities from held-to-maturity to available-for-sale are recorded as a separate component of shareholders' equity.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (d)  Investments, Continued

          A decline in the market value of an available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to income, resulting in the establishment of a new cost basis for the security. All declines in market values of PICOM's investment securities in 1995, 1994, or 1993 were deemed to be temporary.

          Investments in common stock of nonaffiliates are stated at market value. Market values are based on quoted market prices or dealer quotes. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

          The investment in common stock of Physicians Insurance Company of Indiana (PICI), an affiliate which was sold in 1995 (see note 2), was accounted for on the equity method, whereby PICOM's equity in the earnings of PICI was credited directly to income.

          Short-term investments, which consist principally of commercial paper, money market funds, and U.S. government securities, are stated at cost, which approximates fair value.

          Premiums and discounts are amortized or accreted, respectively, over the life of the related debt security as an adjustment to yield using the yield-to-maturity method. Dividends and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the specific-identification method for determining the cost of securities sold.

     (e)  Revenue Recognition

          Insurance premium income is recognized on a monthly pro rata basis over the respective terms of the policies, and unearned premiums represent the portion of premiums written which is applicable to the unexpired terms of the policies.

          Reinsurance arrangements are prospective contracts for which prepaid reinsurance premiums are amortized ratably over the related policy terms based on the estimated ultimate amounts to be paid.

     (f)  Loss and Loss Adjustment Expense Reserves

          Loss and loss adjustment expense reserves represent the accumulation of individual case estimates for reported losses and loss adjustment expenses, bulk adjustments to losses and loss adjustment expenses, based upon PICOM's actual experience, assumptions, and projections as to claims frequency, severity, inflationary trends, and settlement payments. The reserve for loss and loss adjustment expenses is intended to cover the ultimate net cost of all losses and loss adjustment expenses incurred but unsettled through the balance sheet date. The reserve is stated gross of reinsurance ceded. The assumptions used in making such reserve estimates are continually reviewed and updated, and the ultimate liability may be more or less than the current estimate. The effects of changes in the estimated reserve are included in the results of operations in the period in which the estimate is revised.

                   PICOM INSURANCE COMPANY AND SUBSIDIARIES
          Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

     (f)  Loss and Loss Adjustment Expense Reserves, Continued

          Through December 31, 1994, the Company discounted loss and loss adjustment expense reserves to present value. Effective January 1, 1995, the Company eliminated discounting, a change in method of accounting (see note 7).

     (g)  Reserve for Extended Reporting Period Claims

          The reserve for extended reporting period claims coverage is recorded during the term of the original claims-made policy, utilizing the pure-premium approach, in amounts adequate to pay for estimated future claims reported subsequent to current policyholders' death, disability, or retirement. Changes in this reserve are charged or credited to income.

     (h)  Property and Equipment

          Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over periods ranging from 4 to 25 years, the estimated useful lives of the respective assets. Maintenance, repairs, and minor renewals are charged to expense as incurred.

          The cost and related accumulated depreciation of assets sold are removed from the related accounts, and the resulting gains or losses are reflected in income.

     (i)  Deferred Policy Acquisition Costs

          Policy acquisition costs, specifically commissions, are deferred, subject to ultimate recoverability from future income, including investment income, and amortized to expense over the period in which related premiums are earned.

     (j)  Federal Income Taxes

          Deferred federal income tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (k)  Intangible Assets

          The cost of the purchased book of business is being amortized on a straight-line basis over ten years.

     (l)  Net Income Per Share

          Net income per share is computed by dividing net income by the weighted average number of shares outstanding during each year after giving effect to stock dividends and treasury shares.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(1)  Organization and Significant Accounting Policies, Continued

    (m)  Accounting Standards Not Yet Adopted

         In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used, or disposed of, by an entity be reviewed for impairment, and be reported at the lower of the carrying amount or fair value less cost to sell, if applicable. The adoption of SFAS No. 121 is not expected to have a material effect on PICOM's operating results or financial condition.

    (n)  Financial Statement Presentation

         Certain amounts in the consolidated financial statements for prior years have been reclassified to conform with the current year's presentation.

(2)  Investments

    In November 1995, the FASB issued a Guide to Implementation of Statement 115 on Accounting for Certain Investment in Debt and Equity Securities. This guide allowed companies to reassess the appropriateness of the classification of securities as of the date of the implementation guide, but no later than December 31, 1995. As a result, PICOM made a one-time transfer of approximately $77,893,000 in investment securities previously classified as held-to-maturity to the available-for-sale classification. The effect of such reclassification increased shareholders' equity by $511,000, net of deferred federal income taxes.

    A summary of amortized cost, gross unrealized gains and losses, and estimated market value of investments in securities as of December 31, 1995 and 1994, follows:


                                                                                      1995
                                                         -------------------------------------------------------------------


                                                                             Gross             Gross
                                                            Amortized      Unrealized        Unrealized        Estimated
                                                              Cost           Gains             Losses         Market Value
                                                            ---------      ----------        ----------       ------------

                                                                                     (In thousands)



    Fixed maturities available for sale:
        U.S. Treasury securities and obligations of U.S.
            government corporations and agencies           $136,064           1,988               40                138,012
        Debt securities issued by foreign governments           606              88                -                    694
        Corporate securities                                 35,567             831               61                 36,337
        Mortgage-backed securities:
            Government                                       67,610             236              481                 67,365
            Other                                            17,282             318               29                 17,571
                                                           --------           -----              ---                -------


                                                           $257,129           3,461              611                259,979
                                                           ========           =====              ===                =======

    Equity securities available for sale                   $  2,608              66               33                  2,641
                                                           ========           =====              ===                =======


                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2)  Investments, Continued




                                                                                                    1994
                                                                          ---------------------------------------------------------
                                                                                             Gross           Gross
                                                                          Amortized       Unrealized       Unrealized   Estimated
                                                                            Cost             Gains           Losses    Market Value
                                                                          ---------       ----------       ----------  ------------

                                                                                             (In thousands)



      Fixed maturities available for sale:
          U.S. Treasury securities and obligations of
              U.S. government corporations and agencies                    $ 68,191                -             7,224     60,967
          Debt securities issued by foreign governments                       8,461                -             1,226      7,235
          Corporate securities                                               14,523                5               934     13,594
          Mortgage-backed securities:
              Government                                                     27,928                1             1,548     26,381
              Other                                                           6,451                -               195      6,256
                                                                           --------              ---           -------    -------
                                                                           $125,554                6            11,127    114,433
                                                                           ========              ===           =======    =======

      Equity securities available for sale                                 $    152               26                15        163
                                                                           ========              ===            ======    =======

      Fixed maturities held to maturity:
          U.S. Treasury securities and obligations of
              U.S. government corporations and agencies                    $ 14,924                -               482     14,442
          Corporate securities                                               11,346               26             1,128     10,244
          Mortgage-backed securities:
              Government                                                     42,163                1             2,710     39,454
              Other                                                          24,211               33             1,125     23,119
                                                                           --------              ---            ------    -------
                                                                           $ 92,644               60             5,445     87,259
                                                                           ========              ===            ======    =======


    The amortized cost and estimated market value of fixed maturities at December 31, 1995, by contractual maturity, are shown below. Actual maturities, or estimated average life on certain corporate and mortgage-backed securities, may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      Amortized            Approximate
                                                                        Cost               Market Value
                                                                      ---------            ------------
                                                                               (In thousands)

      Due in one year or less                                           $  2,852               2,850
      Due after one year through five years                               82,771              83,752
      Due after five years through ten years                              95,599              97,112
      Due after ten years, primarily U.S. government and
        mortgage-backed securities                                        75,907              76,265
                                                                        --------             -------
                                                                        $257,129             259,979
                                                                        ========             =======



    At December 31, 1995, 99 percent of the fixed maturity portfolio was rated "A" or above by Moody's Investors Services, Inc., or Standard and Poor's Corporation.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2)  Investments, Continued

     Proceeds and related gross realized gains and gross realized losses on sales of fixed maturities follow:

                                                                              Years Ended December 31,
                                                                              -------------------------
                                                                              1995      1994       1993
                                                                              ----      ----       ----
                                                                                     (In thousands)
     Proceeds                                                                $116,441   71,637    450,574
                                                                              =======   ======    =======
     Gross realized gains                                                    $  1,672      887      7,976
     Gross realized losses                                                     (1,345)  (3,024)    (1,060)
                                                                              -------   -------   -------
         Net realized gains (losses)                                         $    327   (2,137)     6,916
                                                                              =======   =======   =======

     A summary of the sources of investment income follows:

                                                                              Years Ended December 31,
                                                                              ---------------------------
                                                                              1995      1994       1993
                                                                              ----      ----       ----
                                                                                     (In thousands)

       Fixed maturities                                                      $ 11,920   12,863     11,792
       Equity securities                                                            2        2          2
       Short-term investments, and cash and cash equivalents                    3,176    1,232      1,512
       Real estate                                                                 70       59         26
       Other investment assets                                                    477      490          -
                                                                              -------   ------     ------
         Total investment income                                               15,645   14,646     13,332
         Less investment expenses                                                 916    1,267        969
                                                                              -------   ------     ------
           Net investment income                                              $14,729   13,379     12,363
                                                                              =======   ======     ======



                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(2) Investments, Continued

    Realized gains (losses) and increases (decreases) in net unrealized gains (losses) follow:


                                                       Years Ended December 31,
                                                       ------------------------
                                                       1995      1994      1993
                                                       ----      ----      ----
                                                            (In thousands)

    Net realized gains (losses):
      Fixed maturities                                $   327    (2,137)  6,916
      Equity securities                                  (333)      131       -
                                                      -------   -------   -----
         Net realized gains (losses)                  $    (6)   (2,006)  6,916
                                                      =======   =======   =====
    Change in net unrealized gains (losses):
      Fixed maturities                                $19,356   (15,506)   (188)
      Equity securities                                    22       (82)     56
                                                      -------   -------   -----
                Total change in net unrealized
                 gains (losses)                       $19,378   (15,588)   (132)
                                                      =======   =======   =====

    During 1994, PICOM sold all its Federal National Mortgage Association
    (FNMA) interest-only strip bonds, having an aggregate amortized cost of $1,146,255, from its held-to-maturity portfolio for $1,455,032, resulting in a net gain of $308,777. The sale of these securities resulted from management's decision to eliminate the interest rate risk associated with these investments, and accordingly, management does not intend to invest in this type of security prospectively. Because these investment securities were unique in PICOM's investment portfolio, management's intent to hold other debt securities until maturity was not affected by these sales.

    During 1995, PICOM tendered a fixed maturity security having an amortized cost of $747,146 from its held-to-maturity portfolio for $757,862, resulting in a gain of $10,716. This security was tendered because the future creditworthiness of the issuer was not determinable.

    Investment in common stock of affiliate represented PICOM's 32 percent ownership of PICI, which had a financial statement value of $1,900,882 at December 31, 1994. In 1995, PICOM sold this investment for $1,557,207, resulting in a realized loss of $343,675.

    On December 28, 1995, under a reciprocal stock purchase agreement with Physicians Insurance Company of Wisconsin, Inc. (PIC-Wis), the Company acquired 1,583 shares of PIC-Wis' common stock (representing 6.77 percent of PIC-Wis' outstanding stock) for $2,500,000, and PIC-Wis acquired 131,579 shares of the Company's common stock (representing 4.2 percent of the Company's outstanding stock) for $2,500,000.

    At December 31, 1995, U.S. Treasury notes and certificates of deposit with a carrying value of $3,558,000 were on deposit with regulatory authorities, as required by law.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(3) Reinsurance

    In the normal course of business, PICOM seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts receivable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy. Although reinsurance agreements contractually obligate PICOM's reinsurers to reimburse PICOM for their proportionate share of losses, they do not discharge the primary liability of PICOM. PICOM is contingently liable for the ceded amount of reserves for unpaid losses and loss adjustment expenses and unearned premiums in the event the assuming insurance organizations are unable to meet their contractual obligations.

    PICOM has various excess of loss and quota share reinsurance agreements. As of December 31, 1995, the Company and PICOM-Illinois' maximum current net retention, subject to certain adjustments of risk on any single coverage per claim after reinsurance, follows:

                                                           Net
                                                        Retention
                                                        ---------

         PICOM Insurance Company                        $300,000
         PICOM Insurance Company of Illinois             250,000


    PICOM continually reviews its reinsurers, considering a number of factors, the most critical of which is their financial stability. Based on these reviews, PICOM evaluates its position with reinsurers with respect to existing and future reinsurance.

    At December 31, 1995, amounts due from and premiums prepaid to reinsurers follow:


                                                    Amounts      Prepaid
                                        A.M. Best   Due from   Reinsurance
                                         Rating    Reinsurers   Premiums
                                        ---------  ----------  -----------
                                                        (In thousands)

    Underwriters Reinsurance Company    A              $4,125            -
    TIG Reinsurance                     A               2,909            7
    PMA Reinsurance Corporation         A+              1,091            -
    Continental Casualty Company        A               1,001            -
    Skandia American                    A-              1,165            -
    Lloyds of London                    Not Rated         746           48
    Princeton Insurance Company         A-                269            5
    Other                               Not Rated         958           16
                                                      -------           --
                                                      $12,264           76
                                                      =======           ==


    Of the above, approximately $615,000 is collateralized by irrevocable letters of credit at December 31, 1995.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(3) Reinsurance, Continued

    Amounts due from reinsurers consisted of amounts related to:

                                                                    December 31,
                                                               ---------------------
                                                               1995             1994
                                                               ----             ----
                                                                  (In thousands)
    Paid losses and loss adjustment expenses                  $    48            212
    Unpaid losses and loss adjustment expenses                 14,186          3,760
    Premiums ceded payable                                     (2,074)          (600)
    Other                                                         104             83
                                                              -------         ------
                                                              $12,264          3,455
                                                              =======         ======


    Ceded premiums earned and reinsurance recoveries on losses and loss adjustment expenses follow:

                                                              Years Ended December 31,
                                                              ------------------------
                                                                1995    1994   1993
                                                                ----    ----   ----
                                                                 (In thousands)
    Ceded premiums earned                                      $13,478  2,409  2,280
    Reinsurance recoveries on losses and loss adjustment
      expenses                                                  11,475  1,910  2,717

    Ceded premiums earned and reinsurance recoveries increased in 1995 because of PICOM-Illinois' reinsurance program.

(4) Federal Income Taxes

    PICOM files a consolidated federal income tax return which includes all subsidiaries. Income tax expense is computed under the liability method, whereby deferred income taxes reflect the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and those for income tax purposes. A valuation allowance is then required to be established to reduce a deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

    The provision for federal income taxes consists of the following:

                                                       Years Ended December 31,
                                                       ------------------------
                                                         1995    1994    1993
                                                         ----    ----    ----
                                                           (In thousands)
    Current                                             $(1,159)    350    475
    Deferred                                              9,435   2,306  4,505
                                                        -------   -----  -----
                                                        $ 8,276   2,656  4,980
                                                        =======   =====  =====

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(4)  Federal Income Taxes, Continued

     The significant components of federal income tax expense (benefit) are as follows:

                                                       Years Ended December 31,
                                                       ------------------------
                                                       1995     1994     1993
                                                       ----     ----     ----
                                                          (In thousands)
     Continuing operations                           $ 8,276    2,656    4,980
     Accounting changes                               (4,185)       -        -
     Shareholders' equity                              4,740   (3,525)      10
                                                     -------   ------   ------
                                                     $ 8,831     (869)   4,990
                                                     =======   ======   ======

     Federal income taxes differed from the "expected" tax expense (computed by applying the federal corporate tax rate to income before federal income taxes and cumulative effect of changes in accounting methods) as follows:

                                                       Years Ended December 31,
                                                       ------------------------
                                                         1995    1994    1993
                                                         ----    ----    ----
                                                            (In thousands)
     Computed ("expected") tax expense                  $8,520   2,734   5,196
     Tax-exempt investment income                          (65)      -       -
     Foreign capital gains                                 (58)      -       -
     Other, net                                           (121)    (78)   (216)
                                                        ------   -----   -----
     Actual tax expense                                 $8,276   2,656   4,980
                                                        ======   =====   =====

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(4)  Federal Income Taxes, Continued

     The tax effects of temporary differences that give rise to deferred federal income tax assets and deferred federal income tax liabilities follow:

                                                                   December 31,
                                                                   ------------
                                                                  1995     1994
                                                                  ----     ----
                                                                (In thousands)
     Deferred federal income tax assets arising from:
      Net operating loss carryforwards                           $     -   7,919
      Loss and loss adjustment expense reserves                   16,655  13,057
      Unearned premium reserves                                    1,567   2,470
      Alternative minimum tax credits                              1,840   1,534
      Unrealized losses on investments                                 -   3,777
      Other, net                                                      72      49
                                                                 -------  ------
       Total deferred federal income tax assets                   20,134  28,806
                                                                 -------  ------
     Deferred federal income tax liabilities:
      Deferred acquisition costs                                     371     378
      Unrealized gains on investments                                963       -
      Other                                                          536     171
                                                                 -------  ------
       Total deferred federal income tax liabilities               1,870     549
                                                                 -------  ------
       Net deferred federal income taxes                         $18,264  28,257
                                                                 =======  ======

    In assessing the realizability of deferred federal income tax assets, management considers whether it is more likely than not that some portion of the deferred federal income tax assets will not be realized. Because of the carryforward provisions of the Internal Revenue Code, the expectation that temporary differences will reverse during periods in which taxable income is generated, and the fact that PICOM has not incurred an operating loss for either financial or federal income tax reporting purposes since 1987, management believes it is more likely than not that PICOM will fully realize the net deferred federal income tax assets. Accordingly, no valuation allowance has been established.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(5) Property and Equipment

    At December 31, 1995 and 1994, property and equipment consisted of the following:


                                                                  1995  1994
                                                                  ----  ----
                                                               (In thousands)
    Real estate                                                $ 1,813    1,800
    Data processing equipment, including software                1,780    1,787
    Furniture, fixtures, and equipment                           1,051      967
                                                               -------   ------
                                                                 4,644    4,554
    Accumulated depreciation                                    (2,303)  (2,522)
                                                               -------   ------
                                                               $ 2,341    2,032
                                                               =======   ======

    Total depreciation expense was $419,737 in 1995, $492,146 in 1994, and $485,401 in 1993.

(6) Deferred Policy Acquisition Costs

    Changes in deferred policy acquisition costs are summarized as follows:


                                                         Years Ended December 31,
                                                         1995     1994      1993
                                                         ----     ----      ----
                                                              (In thousands)
    Net asset balance, beginning of period              $ 1,112    1,028      906
                                                        -------   ------   ------
    Amounts deferred:
     Commissions to agents                                3,181    2,257    2,171
     Ceding commission income                            (1,161)     (59)    (105)
                                                        -------   ------   ------
      Net deferred                                        2,020    2,198    2,066
                                                        -------   ------   ------
    Net amortization                                     (2,040)  (2,114)  (1,944)
                                                        -------   ------   ------
    Net asset balance, end of period                    $ 1,092    1,112    1,028
                                                        =======   ======   ======

(7) Loss and Loss Adjustment Expense Reserves

    In 1994 and 1993, loss and loss adjustment expense reserves were discounted to reflect anticipated investment income. Discounts were based on historical payment patterns and same rate used for statutory reporting purposes.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(7)  Loss and Loss Adjustment Expense Reserves, Continued

    Discounted loss and loss adjustment expense reserves as of December 31, 1994 (in thousands), follow:


    Loss and loss adjustment expense reserves                          $200,854
    Present value of future investment income                           (12,310)
                                                                       --------
      Discounted loss and loss adjustment expense reserves             $188,544
                                                                       ========

    The losses and loss adjustment expenses incurred for the years ended December 31, 1994 and 1993, follow:


                                                                      1994   1993
                                                                     ------  ------
                                                                     (In thousands)


    Losses and loss adjustment expenses incurred                     $44,547  40,632
    Change in present value of future investment income                  306   3,953
                                                                     -------  ------
      Discounted losses and loss adjustment expenses incurred, net   $44,853  44,585
                                                                     =======  ======

      Prior to 1995, loss and loss adjustment expense reserves had been adjusted ("discounted") to reflect anticipated investment income. The method of discounting was based upon historical payment patterns and assumes an interest rate at the same rate used for statutory reporting purposes. In 1993, the Company reduced its discount rate assumption from 3.75% to 3.00% for all accident years. The effect of this reduction in discount rate was previously presented as a change in accounting principle (cumulative effect of $2,006,000). The effect of this reduction in discount rate has been reclassified and presented as a change in estimate resulting in an increase in losses and loss adjustment expenses of $3,039,000 and a decrease in federal income taxes of $1,033,000.

    Effective January 1, 1995, the Company eliminated discounting of loss and loss adjustment expense reserves for GAAP reporting purposes, a change in method of accounting. PICOM believes it is preferable not to discount reserves, because it is more conservative and is practiced by most publicly held insurers. This change in method of accounting resulted in a one-time cumulative charge of $8,125,000, net of deferred federal income taxes, as of January 1, 1995 (see note 10).

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(7)  Loss and Loss Adjustment Expense Reserves, Continued

    Activity in loss and loss adjustment expense reserves is summarized as follows:


                                                    Years Ended December 31,
                                                     1995     1994      1993
                                                     ----     ----      ----
                                                       (In thousands)


    Balance, beginning of year                     $188,544   191,220   184,757
    Less reinsurance balances recoverable            (3,760)   (4,040)   (2,403)
                                                   --------   -------   -------
    Net balance, beginning of year                  184,784   187,180   182,354
                                                   --------   -------   -------
    Incurred related to:
     Current year                                    63,027    68,610    68,237
     Prior years                                    (27,469)  (23,757)  (23,652)
                                                   --------   -------   -------
      Total incurred                                 35,558    44,853    44,585
                                                   --------   -------   -------
    Effect of changes in accounting methods          12,310         -        --
                                                   --------   -------   -------
    Paid related to:
     Current year                                     3,053     4,433     3,539
     Prior years                                     44,180    42,816    36,220
                                                   --------   -------   -------
      Total paid                                     47,233    47,249    39,759
                                                   --------   -------   -------
    Net balance, end of year                        185,419   184,784   187,180
    Plus reinsurance balances recoverable            14,186     3,760     4,040
                                                   --------   -------   -------
    Balance, end of year                           $199,605   188,544   191,220
                                                   ========   =======   =======


    PICOM establishes conservative reserves for the most recent accident years and adjusts the reserves as new information becomes available. This conservative reserving practice has resulted in favorable development in estimates of prior years' reserves.

    Had the elimination of discounting been retroactively applied to 1992, total incurred losses would have been $44,547,000 and $43,671,000 in 1994 and 1993, respectively.

(8)  Employee Benefit Plans

    PICOM currently maintains two defined contribution employee benefit plans--a 401(k) plan and a money purchase plan--which cover substantially all employees meeting certain eligibility requirements.

    With respect to the 401(k) plan, PICOM annually contributes 5 percent of an employee's salary and matches employee contributions up to 5 percent of an employee's salary. During 1995, 1994, and 1993, PICOM's expense under the 401(k) plan was $261,000, $298,000, and $286,000, respectively.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(8) Employee Benefit Plans, Continued

    With respect to the money purchase plan, PICOM annually contributes 3 percent of an employee's salary up to a prescribed maximum, plus 5 percent of the excess of an employee's salary over the prescribed maximum. During 1995, 1994, and 1993, PICOM's expense under the money purchase plan was $114,000, $118,000, and $110,000, respectively.

    PICOM has a stock purchase plan through which employees and directors of PICOM and its wholly owned subsidiaries may purchase PICOM common stock by means of payroll deduction. Pursuant to this plan, PICOM may elect to match participant purchases, which it is currently matching at the rate of $1.25 (of which $1.00 is used to purchase PICOM common stock and $0.25 is applied to income taxes) for each $1.00 of participant purchases up to a maximum participant purchase of $6,000 per year. In 1995, 1994, and 1993, PICOM incurred expenses of $82,000, $64,000, and $42,000, respectively, under this plan.

(9) Shareholders' Equity

    Without prior regulatory approval, the Michigan and Illinois Insurance Codes limit the amount of dividends that the Company can pay to its shareholders or that PICOM-Illinois can pay to its parent in any 12-month period to the greater of statutory net income for the preceding year, excluding realized gains (losses) on sales of investments, or 10 percent of policyholders' surplus as of the preceding year-end. As of January 1, 1996, approximately $23,694,000 and $598,000 could be paid without prior regulatory approval by the Company and PICOM-Illinois, respectively. In 1995, neither the Company nor PICOM-Illinois paid any dividends.

    Effective July 5, 1995, PICOM purchased 254,823 shares of its common stock (approximately 7.9 percent of its then-issued and outstanding shares) from Physicians Insurance Company of Ohio for $4,331,991 ($17 per share), plus $53,000 for advisory and finder fees. These shares, net of 131,579 shares sold in December 1995 (see note 2), are held as treasury stock available for resale.

    On September 22, 1994, and September 15, 1993, the Company declared a 10 percent stock dividend, issued on December 1, 1994 and 1993, respectively, to shareholders of record as of October 28, 1994, and November 1, 1993, respectively. All per-share information in the accompanying consolidated financial statements has been adjusted to give retroactive effect to these stock dividends.

(10)Statutory Insurance Accounting Principles

    The Company and PICOM-Illinois are required to file financial statements prepared in accordance with statutory insurance accounting principles ("SAP") prescribed or permitted by Michigan and Illinois with their respective domiciliary states. The only material statutory accounting method utilized by the Company that is permitted rather than prescribed is the Company's discounting of its loss and loss adjustment expense reserves. The impact of such permitted practice is to increase statutory policyholders' surplus of the Company by $9,393,000 and $12,310,000 at December 31, 1995 and 1994, respectively.

    Both the Company and PICOM-Illinois are required by the Michigan Insurance Bureau (MIB) and the Insurance Department of the State of Illinois, respectively, to maintain capital and surplus of $1,500,000.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(10)Statutory Insurance Accounting Principles, Continued

    Accounting principles used to prepare statutory-basis financial statements differ in some respects from GAAP. A reconciliation of statutory policyholders' surplus at December 31, 1995 and 1994, and statutory net income for the years ended December 31, 1995, 1994, and 1993, of the Company and PICOM-Illinois, as applicable (as filed with their respective insurance regulatory authorities), to the amounts shown in the accompanying consolidated financial statements follows:

                                                                    December 31,
                                                                   --------------
                                                                   1995      1994
                                                                   ----      ----
                                                                   (In thousands)
    Statutory policyholders' surplus                              $67,006    47,149
    Net unrealized appreciation (depreciation) on securities
      available for sale                                            2,832   (11,127)
    Deferred policy acquisition costs capitalized for GAAP          1,092     1,112
    Deferred federal income taxes recorded for GAAP                18,264    28,257
    Assets non-admitted for SAP                                       640       560
    Loss and loss adjustment expense reserve discount              (9,393)        -
    Liabilities for GAAP in excess of SAP                          (2,700)   (3,700)
    Liabilities required for SAP in excess of those required
      for GAAP                                                        572       651
    Other                                                              98       240
                                                                  -------   -------
    Total shareholders' equity per accompanying consolidated
      balance sheets                                              $78,411    63,142
                                                                  =======   =======

                                                           Years Ended December 31,
                                                           ------------------------
                                                           1995      1994     1993
                                                           ----      ----     ----
                                                                (In thousands)
    Statutory net income                                  $22,201    6,537   13,458
    Deferred federal income tax expense recorded for
      GAAP                                                 (9,435)  (2,306)  (4,505)
    Change in loss and loss adjustment expense reserve
      discount                                              1,925        -        -
    Change in liabilities for GAAP in excess of SAP         1,000        -        -
    Cumulative effect of changes in accounting methods     (8,125)       -        -
    Other                                                     371      926      916
                                                          -------   ------   ------

    Combined net income of insurance companies based on
      GAAP                                                  7,937    5,157    9,869
    Net income (loss) attributable to non-insurance
      subsidiaries                                              4       (3)      (3)
                                                          -------   ------   ------
    Net income per accompanying consolidated statements
      of income                                           $ 7,941    5,154    9,866
                                                          =======   ======   ======

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(10) Statutory Insurance Accounting Principles, Continued

    Certain regulations that affect PICOM and the insurance industry are promulgated by the National Association of Insurance Commissioners (NAIC). The NAIC is an association of state insurance commissioners, regulators, and support staff that acts as a coordinating body for the state insurance regulatory process. In 1994, the NAIC established risk-based capital ("RBC") requirements to assist regulators in monitoring the financial strength and stability of property and casualty insurers. Under the NAIC requirements, each insurer must maintain its total capital and surplus above a calculated threshold or take corrective measures to achieve the threshold. The Company and PICOM-Illinois have calculated their RBC levels based on these requirements and have determined that they passed the RBC test and have capital and surplus in excess of the threshold.

(11) Concentrations and Credit Risk

    The Company writes approximately 90 percent of its premiums through approximately 30 independent agents and approximately 10 percent of its premiums directly. In 1995, 1994, and 1993, 3 agents individually produced between 10 and 15 percent of the Company's premiums written. In 1995, 1994, and 1993, 6 agents, in aggregate, produced approximately 57, 57, and 58 percent, respectively, of the Company's premiums written.

    PICOM-Illinois writes approximately 47 percent of its premiums through 23 independent agents and approximately 53 percent directly. In 1995, 1 agent produced 19.4 percent of PICOM-Illinois' premiums written.

    All premiums are directly billed to policyholders, and premiums due are secured by the related unearned premiums. When insureds fail to pay their premiums, coverage is canceled. PICOM requires policyholders to remit a minimum of 40 percent of the premium at policy origination date.
    Subsequent scheduled payments are monitored to prevent PICOM from providing coverage beyond the date for which payment has been received. In the opinion of management, the net amounts carried on the accompanying consolidated balance sheets are collectible.

(12) Commitments

    PICOM is engaged in various legal actions incident to the nature of its insurance business. Management is of the opinion that none of the litigation will have a material effect on PICOM's results of operations as well as its financial position.

    Effective January 1, 1995, PICOM purchased the right to solicit and write medical professional liability insurance in Illinois that was formerly written by another Illinois insurance company. The purchase price, which is a percentage of annualized gross premiums written through 1999, will be a minimum of $3,452,954, plus $134,000 attributable to a non-compete covenant. The aggregate minimum purchase price of $3,586,954, net of amortization approximating $358,700, is recorded as an intangible asset at December 31, 1995. To the extent the purchase price exceeds the minimum, such excess will be capitalized.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(13) Quarterly Financial Data (Unaudited)

    The unaudited operating results by quarter for 1995, 1994, and 1993 are summarized below:


                                 Income Before
                               Income Taxes and         Pretax
                Total          Cumulative Effect      Effect of                          Net
         Revenues and Other      of Change in         Change in             Net        Income Per
               Income          Accounting Method      Accounting          Income      Common  Share
         ------------------  --------------------     ----------          ------     --------------
                                        (In thousands, except per-share data)
    1995:
    1st    $17,020                 1,255                 (12,310)         (7,295)       (2.25)
    2nd     17,292                 3,593                     -             2,371          .73
    3rd     18,110                 3,861                     -             2,548          .85
    4th     18,150                15,633                     -            10,317         3.45
           -------                ------                 -------          ------
    Year   $70,572                24,342                 (12,310)          7,941
           =======                ======                 =======          ======
    1994:
    1st    $14,843                 2,241                     -             1,479          .46
    2nd     14,271                    97                     -                64          .02
    3rd     15,474                 2,847                     -             1,879          .58
    4th     15,279                 2,625                     -             1,732          .53
           -------                ------                 -------          ------
    Year   $59,867                 7,810                     -             5,154
           =======                ======                 =======          ======
    1993:
    1st    $15,808                 1,643                     -             1,084          .34
    2nd     17,005                 2,018                     -             1,332          .41
    3rd     19,977                 4,070                     -             2,686          .83
    4th     14,686                 7,115                     -             4,764         1.47
           -------                ------                 -------          ------
    Year   $67,476                14,846                     -             9,866
           =======                ======                 =======          ======

    Results for the first three quarters of 1995 have been restated from those originally reported because the Company changed its method of accounting for loss and loss adjustment expense reserves by eliminating discounting of such reserves effective January 1, 1995.

    Results for the first three quarters of 1993 have been reclassified from those originally reported because the Company changed its loss and loss adjustment expense reserve discount rate from 3.75% to 3%.

    Net income was negatively impacted during the second quarter of 1994 due to an increase in claims filed just prior to the effective date of Michigan's tort reform laws.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Notes to the Consolidated Financial Statements, Continued



(14) Fair Value of Financial Instruments

    SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair-value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In situations where quoted market prices are not available, fair values are to be based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

    Under SFAS No. 107, PICOM's investment securities, cash, short-term investments, drafts outstanding, and balance due on purchased book of business constitute financial instruments. The carrying amounts of all financial instruments--other than investment securities, which are presented in note 2--approximated their fair values at December 31, 1995 and 1994.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                       (In thousands, except share data)




                                                                                          June 30,    December 31,
                        Assets                                                              1996           1995
                        ------                                                            ---------    ------------
                                                                                         (Unaudited)
Investments:
  Fixed maturities - available for sale, at market value (amortized cost: $259,421 and
    $257,129)                                                                             $255,942       259,979
  Equity securities available for sale, at market value (cost:  $2,623 and $2,608)           3,030         2,641
  Short-term investments, at cost                                                           17,577        17,512
  Real estate, at cost, net of accumulated depreciation                                        465           475
                                                                                          --------      --------
                Total investments                                                          277,014       280,607
Cash                                                                                           692         1,279
Premiums due from policyholders                                                              9,304         7,618
Amounts due from reinsurers                                                                 15,496        12,264
Accrued investment income                                                                    3,495         3,612
Prepaid reinsurance premiums                                                                   645            76
Deferred federal income taxes                                                               20,428        18,264
Property and equipment, net of accumulated depreciation and amortization                     2,290         2,341
Deferred policy acquisition costs                                                            1,087         1,092
Other assets                                                                                 5,692         3,559
                                                                                          --------      --------
                Total assets                                                              $336,143      $330,712
                                                                                          ========      ========
                      Liabilities and Shareholders' Equity
                      ------------------------------------
Liabilities:
    Loss and loss adjustment expense reserves                                             $206,811      $199,605
    Reserve for extended reporting period claims                                            14,182        14,082
    Unearned premiums                                                                       23,136        23,122
    Drafts outstanding                                                                       1,237         3,445
    Payable for securities                                                                   2,013         3,205
    Balance due on purchased book of business                                                1,800         2,694
    Accrued expenses and other liabilities                                                   6,845         6,148
                                                                                          --------      --------
                Total liabilities                                                          256,024       252,301
                                                                                          --------      --------
Shareholders' equity:
  Common stock, $1 par value; 10,000,000 shares authorized; 3,238,959 shares
    issued and outstanding, including shares in treasury                                     3,239         3,239
  Additional paid-in capital                                                                 8,802         8,417
  Retained earnings                                                                         71,480        66,994
  Net unrealized appreciation (depreciation) on investments, net of deferred federal income tax expense (benefit) of ($905) and $963 in 1996 and 1995,
    respectively                                                                            (2,528)        1,882
                                                                                          --------      --------
                                                                                            80,993        80,532
  Less cost of common stock in treasury (50,814 and 123,244 shares)                           (874)       (2,121)
                                                                                          --------      --------
                Total shareholders' equity                                                  80,119        78,411
                                                                                          --------      --------

                Total liabilities and shareholders' equity                                $336,143       330,712
                                                                                          ========      ========



   See accompanying notes to the unaudited condensed consolidated financial statements.

                   PICOM INSURANCE COMPANY AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                    (In thousands, except per-share data)



                                                                                            Six Months Ended June 30,

                                                                                             1996               1995
                                                                                             ----               ----
                                                                                                  (Unaudited)
Revenues and other income:
  Premiums written                                                                        $   33,184            33,418
  Premiums ceded                                                                               4,792             5,834
                                                                                          ----------         ---------
                Net premiums written                                                          28,392            27,584
  Decrease in unearned premiums, net of prepaid reinsurance premiums                              32                99
                                                                                          ----------         ---------
                Premiums earned, net                                                          28,424            27,683

  Investment income, net of expenses                                                           7,705             6,718
  Net realized investment losses                                                                (376)              (89)
  Other                                                                                          171                 -
                                                                                          ----------         ---------
                Total revenues and other income                                               35,924            34,312
                                                                                          ----------         ---------
Expenses:
  Losses and loss adjustment expenses, net                                                    24,481            24,516
  Increase in reserve for extended reporting period claims                                       100               781
  Policy acquisition and other underwriting expenses (note 3)                                  5,416             4,167
                                                                                          ----------         ---------
                Total expenses                                                                29,997            29,464
                                                                                          ----------         ---------
                Income from operations before federal income taxes and cumulative
                  effect of change in accounting method                                        5,927             4,848

Federal income taxes                                                                          (1,441)           (1,647)
                                                                                          ----------         ---------

                Income before cumulative effect of change in accounting method                 4,486             3,201

Cumulative effect of change in accounting method - elimination of loss and loss adjustment expense reserve discount, net of
  deferred federal income tax benefit of $4,185                                                    -            (8,125)
                                                                                          ----------         ---------
                Net income (loss)                                                         $    4,486            (4,924)
                                                                                          ==========         =========
Net income (loss) per common share:
  Income before cumulative effect of change in accounting method                          $     1.42              0.99
  Cumulative effect of change in accounting method                                                 -             (2.51)
                                                                                          ----------         ---------
                Net income (loss) per common share                                        $    1.42             (1.52)
                                                                                           =========         =========
  Weighted average shares outstanding                                                      3,149,832         3,238,959
                                                                                           =========         =========


See accompanying notes to the unaudited condensed consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
           Condensed Consolidated Statements of Shareholders' Equity
                     Six months ended June 30, 1996 and 1995



                                                                                          Net Unrealized
                                                                                           Appreciation
                                 Common Stock                                             (Depreciation)
                        ------------------------------------                              on Investments,    Cost of
                                 Shares                            Additional              Net of Deferred   Common      Total
                        --------------------------                 Paid-in    Retained    Federal Income    Stock in  Shareholders'
                        Issued         In Treasury    Amount       Capital    Earnings     Tax Effect       Treasury    Equity
                        ------         -----------    ------       -------    --------    ---------------   --------  -------------
                                                                                 (In thousands, except share data)
Balances, December
31, 1994                3,238,959            -       $3,239        8,181        59,053       (7,331)             -       63,142
Net loss (unaudited)            -            -            -            -        (4,924)           -              -       (4,924)
Net appreciation on
debt and equity
securities
(unaudited)                     -            -            -            -             -        6,578              -        6,578
                        ---------      -------       ------        -----        ------       ------         ------       ------
Balances, June 30,
1995 (unaudited)        3,238,959            -       $3,239        8,181        54,129         (753)             -       64,796
                        =========      =======       ======        =====        ======       ======         ======       ======
Balances, December
31, 1995                3,238,959      123,244       $3,239        8,417        66,994        1,882         (2,121)      78,411
Net income (unaudited)          -            -            -            -         4,486            -              -        4,486
Issuance of treasury
shares (note 3)
(unaudited)                     -      (72,430)           -          385             -            -          1,247        1,632
Net depreciation on
debt and equity
securities
(unaudited)                     -            -            -            -             -       (4,410)             -       (4,410)
                        ---------      -------       ------        -----        ------       ------         ------       ------
Balances, June 30,
1996 (unaudited)        3,238,959       50,814       $3,239        8,802        71,480       (2,528)          (874)      80,119
                        =========      =======       ======        =====        ======       ======         ======       ======


See accompanying notes to the unaudited condensed consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
                Condensed Consolidated Statements of Cash Flows
                                 (In thousands)



                                                                                         Six Months Ended June 30,
                                                                                        ----------------------------
                                                                                          1996               1995
                                                                                          ----               ----
                                                                                                (Unaudited)
Cash flows from operating activities:
  Net income (loss)                                                                    $  4,486             (4,924)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization                                                         1,091              1,713
    Realized losses on investments                                                          376                 89
    Deferred federal income taxes                                                          (296)            (2,527)
    Stock bonus award                                                                       697                  -
    Changes in assets and liabilities:
      Premiums due from policyholders                                                    (1,686)            (3,304)
      Amounts due from reinsurers                                                        (3,232)            (7,525)
      Accrued investment income                                                             117                287
      Prepaid reinsurance premiums                                                         (569)               958
      Deferred policy acquisition costs                                                       5                (75)
      Other assets                                                                       (1,337)            (1,347)
      Loss and loss adjustment expense reserves                                           7,206             20,024
      Reserve for extended reporting period claims                                          100                781
      Unearned premiums                                                                      14             (1,057)
      Drafts outstanding                                                                 (2,208)              (164)
      Accrued expenses and other liabilities                                                697              5,232
                                                                                       --------            -------
                Net cash provided by operating activities                                 5,461              8,161
                                                                                       --------            -------
Cash flows from investing activities:
  Proceeds from sale or maturity of short-term investments                              151,258            267,352
  Purchases of short-term investments                                                  (151,079)          (285,408)
  Proceeds from maturity of securities available for sale                                 1,500              3,600
  Proceeds from sale of securities available for sale                                    75,361             95,638
  Purchases of securities available for sale                                            (80,822)           (78,892)
  Purchases of securities held to maturity                                                    -             (9,206)
  Payable for securities                                                                 (1,192)                 -
  Purchases of property and equipment                                                      (180)              (149)
  Payment on liability for purchased book of business                                      (894)              (894)
                                                                                       --------            -------
                Net cash used in investing activities                                    (6,048)            (7,959)
                                                                                       --------            -------
Net increase (decrease) in cash                                                            (587)               202

Cash, beginning of period                                                                 1,279                940
                                                                                       --------            -------
Cash, end of period                                                                    $    692              1,142
                                                                                       ========            =======

Supplemental disclosure of cash flow information - federal income taxes paid           $  1,846                  -

Supplemental schedule of noncash investing activities:
  Purchase of book of business:
    Intangible assets acquired                                                         $      -             (3,587)
    Amount due                                                                                -              3,587
  Issuance of treasury shares through stock bonus award                                     697                  -
  Issuance of treasury shares for acquired company                                          935                  -


See accompanying notes to the unaudited condensed consolidated financial statements.

                    PICOM INSURANCE COMPANY AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements
             Six Months Ended June 30, 1996 and 1995, (Unaudited)
                             and December 31, 1995



(1) Basis of Presentation

    The accompanying unaudited condensed consolidated financial statements of PICOM Insurance Company and subsidiaries ("the Company") have been prepared in accordance with generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial information. In management's opinion, all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of financial position and results of operations have been made. It is recommended that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes related thereto included elsewhere herein.

(2) Net Income Per Share

    Net income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, calculated on a daily basis.

(3) Shareholders' Equity

    On February 28, 1996, the Company awarded 28,430 shares of common stock held in treasury to 78 directors, officers, and employees of the Company as a one-time stock bonus award. Compensation expense for this stock bonus award approximated $697,000, which was charged to policy acquisition and other underwriting expenses.

    On May 1, 1996, in a transaction aggregating $1,243,000,the Company paid $308,000 and issued 44,000 shares of common stock held in treasury (valued at $935,000) in exchange for all of the issued and outstanding shares of American Insurance Management Corporation, a privately held Indiana corporation that serves as the attorney-in-fact for American Medical Insurance Exchange, an Indiana interinsurance reciprocal exchange.

                                EXHIBIT INDEX




Exhibit
  No.                                Description
- -------                              -----------
  27                                Financial Data Schedule of PICOM Insurance
                                    Company